Exhibit 1.4

AMENDMENT NO. 2 TO THE OPEN MARKET SALE AGREEMENT

August 9, 2024

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This Amendment No. 2 to the Open Market Sale Agreement (this “Amendment”) is entered into as of the date first written above by CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), and Jefferies LLC (the “Agent”), that are parties to that certain Open Market Sale Agreement, dated February 27, 2020 and Amendment No. 1 thereto, dated March 4, 2022 (together, the “Original Agreement”) relating to the offering of up to $75,000,000 of the Company’s Common Shares.

On the date hereof, the Company has filed or will file with the Commission a shelf registration statement on Form S-3 that contains a base prospectus (the “2024 Registration Statement”) and a sales agreement prospectus covering the offering, issuance and sale by the Company of Common Shares having an aggregate offering price of up to $58,302,854.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

The parties, intending to be legally bound, hereby amend the Original Agreement, effective immediately upon the 2024 Registration Statement being declared effective by the Commission, as follows:

1. The preamble to the Original Agreement is hereby deleted in its entirety and replaced with the following:

CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.00001 per share (the “Common Shares”), having an aggregate offering price of up to $58,302,854 on the terms set forth in this agreement (this “Agreement”).

2. The definition of “Maximum Program Amount” as defined in Section 1 of the Original Agreement is hereby replaced with the following:

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (defined below).

3. The definition of “Settlement Date” as defined in Section 1 of the Original Agreement is hereby replaced with the following:

“Settlement Date” means the first business day, or such other time period as required by the Exchange Act or by the rules promulgated thereunder, following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

4. Section 2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the Base Prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became or becomes effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was originally declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

5. Section 2(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Compliance with Registration Requirements. The Original Registration Statement has been or will be declared effective by the Commission under the Securities Act and any Rule 462(b) Registration Statement will be declared effective by the Commission under the Securities Act prior to the date of their first use. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date, did not, and, at each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

6. The definition of “Sanctioned Country” as defined in Section 2(kk) of the Original Agreement is hereby replaced with the following:

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

7. The last sentence of Section 3(d) of the Original Agreement is hereby replaced with the following:

The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $75,000 in connection with the execution of this Agreement, (B) $50,000 in connection with each Triggering Event Date (as defined below) on which the Company files with the Commission an annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K) and is required to provide a certificate pursuant to Section 4(o) and (C) $25,000 in connection with each other Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(o); provided, however, that the fees and expenses of the Agent’s counsel in connection with FINRA review and approval of the Agent’s participation in the offering and distribution of the Shares pursuant to subsection (vii) above shall not be subject to the dollar amount limitations on the fees and disbursements of the Agent’s counsel that are set forth in this sentence.

8. The notice provision of Agent’s counsel in Section 8(d) in the Original Agreement is hereby deleted in its entirety and replaced with the following:

If to the Company:

CytomX Therapeutics, Inc.

151 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

Attention: General Counsel

9. The first paragraph in Exhibit A to the Original Agreement is hereby deleted in its entirety and replaced with the following:

Reference is made to the Open Market Sale Agreement between CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), and Jefferies LLC (the “Agent”) dated as of February 27, 2020, as amended by Amendment No. 1 dated March 4, 2022 and Amendment No. 2 dated August 8, 2024. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

10. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless amended otherwise herein and except with respect to the first paragraph of Section 2, Section 2(b) “Compliance with Registration Requirements,” Section 2(pp) “Other Underwriting Agreements,” Section 4(f) “Free Writing Prospectus” and Section 8(a) “Press Release and Disclosure,” where references to “date of this Agreement” in the Original Agreement shall mean refer to each of the date of the Original Agreement, the date of this Amendment and the date of the effectiveness of the 2024 Registration Statement.

11. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby or by the Original Agreement may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Original Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

12. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

Very truly yours,

JEFFERIES LLC

By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

ACCEPTED as of the date first-above written:

CYTOMX THERAPEUTICS, INC.

By:	/s/ Sean A. McCarthy
Name:	Sean A. McCarthy
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to the Open Market Sale Agreement]